SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 10, 1997
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                              WTD INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Oregon                           0-16158                      93-0832150
---------------                 ----------------             -------------------
(State or other                 (Commission File             (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


                              WTD INDUSTRIES, INC.
                         10260 S.W. Greenburg Rd., #900
                               Portland, OR 97223
                                 (503) 246-3440
           ----------------------------------------------------------
           (Address including zip code and telephone number including area code, of registrant's principal executive offices)

Item 5.  Other Events

     Mr. Larry G. Black  has  been  elected  to the  Board of Directors of WTD
Industries,  Inc. ("Company")  effective   June  10,  1997.     Mr.  Black  is
president of Quinault Corporation ("Quinault") owner of approximately 25% of the Company's common stock.

     In connection with Mr. Black joining the Board, the Company, Quinault, Black and Mr. Bruce L. Engel, president of the Company, have entered into an agreement dated effective June 10, 1997, providing for first refusal rights to the Company and Mr. Engel, and option rights to Mr. Engel, on the Company's securities held by Quinault. The agreement restricts the Company from taking certain actions to dilute Quinault's holdings and restricts Quinault's ability to cause management changes or the liquidation, sale or other disposition of the Company.



Item 7.  Financial Statements and Exhibits

     Exhibits
     --------

     10.7 Agreement dated effective as of June 10, 1997 between the Company, Engel, Quinault and Black.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   WTD INDUSTRIES, INC.



Date:  June 11, 1997                               /s/ K. S. Martin
                                                   ----------------------------
                                                   K. Stanley Martin
                                                   Vice President-Finance

                                INDEX TO EXHIBITS


    The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit  Description
-------  -----------

10.7 Agreement dated effective as of June 10, 1997 among the Company, Engel, Quinault and Black.

                                                                    Exhibit 10.7

                                    AGREEMENT

     This Agreement is made and entered into this 10th day of June, 1997, by and among WTD Industries, Inc., an Oregon corporation (the "Company"), and Bruce L. Engel ("Engel"), and Quinault Corporation, a Delaware corporation ("Quinault"), and Larry G. Black ("Black").

                                    RECITALS

     A. Quinault owns approximately twenty-five percent (25%) of the issued and outstanding common stock of the Company.

     B. As a significant shareholder, Quinault has discussed representation on the Company's board of directors and its representative is willing to serve as a director of the Company.

     C. To provide for harmony and continuity of the Company's management, Quinault agrees to grant certain rights to acquire a portion of Quinault's shares of the Company's common stock and each of the parties agrees to take and/or refrain from taking the actions described herein.

     Now, therefore, in consideration of the covenants, agreements, warranties and payments herein set forth, the parties agree as follows:

     1. Right of First Refusal. If, at any time prior to the close of business on June 15, 1999, Quinault elects to sell some or all of the shares of common stock of the Company it then holds (the "Offered Shares"), Quinault agrees to notify the Company and Engel by telephone or facsimile of such impending sale (the "Notice of Sale") and the Company and Engel shall, for a period of twenty-four (24) hours after the date of the Notice of Sale, have the right to purchase any portion or all of the Offered Shares by giving written notice to Quinault of its or his election to purchase within such twenty-four (24) hour period. The purchase price per share for the Offered Shares shall be the price per share of the Company's common stock quoted on NASDAQ on the close of business on the date of the Notice of Sale and shall be payable in cash at closing which shall occur within five (5) business days after the date of the Notice of Sale. In the event that both the Company and Engel elect to purchase the Offered Shares, the Company shall have the first right to purchase some or all of the Offered Shares and Engel may purchase the remaining Offered Shares, if any.

     2. Grant of Option. Quinault hereby grants to Engel an option (the "Option") to purchase for nine dollars ($9.00) per share that number of shares of the common stock of the Company held by Quinault on June 15, 1999 (the "Exercise Date"), such that upon exercise of the Option, the number of shares of the Company's common stock owned by Engel and his Affiliates" (as defined below) is equal to the number of such shares owned by Quinault, Black and their Affiliates. The maximum number of shares which may be purchased under the Option shall be equal to one-half of the difference obtained by subtracting the number of common shares held by Engel and his Affiliates from the number of common shares held by Quinault, Black and their Affiliates on the Exercise Date. For purposes of this
Section 2, the shares of common stock of the Company held by Engel and his Affiliates or by Quinault, Black and their Affiliates, as the case may be, on June 15, 1999, shall include all shares of common stock of the Company and the number of shares of common stock of the Company which any other securities or rights in securities then held by such parties are convertible into. For calculation of the number of common shares, the "Conversion Price" for shares of the Company's Preferred Stock shall be determined pursuant to Article 4 of the Fourth Restated Articles of Incorporation of WTD Industries, Inc. filed on December 7, 1992, the relevant provisions of which are attached hereto as Exhibit "A." Engel may exercise all or any portion of the Option by giving written notice to Quinault of his election to exercise at least five (5) business days prior to the Exercise Date. The purchase price shall be payable at closing which shall occur within fifteen (15) days after the Exercise Date. If, during such fifteen (15) day period, Engel fails to take all actions necessary for closing to occur, the Option shall automatically terminate without further notice. "Affiliate" of a specified person or entity shall mean a person or entity that directly or indirectly controls or is controlled by, or is under common control with the person or entity specified. Except for minor children and spouses, relatives of a specified person shall not be considered Affiliates.

     3. Certain Actions by Quinault and Black. Neither Quinault, Black, nor their Affiliates shall, on or before June 15, 1999, without the prior written consent of a majority of Company's board of directors, excluding Black, make any recommendation, take any action or vote its, his or their shares of the Company's stock in favor of any action which would result in (a) the removal of Bruce L. Engel as an officer or any director of the Company, or (b) the liquidation, sale, merger or other combination of the Company with another entity.

     4. Certain Actions to be Taken by Engel and the Company. Immediately upon execution of this Agreement, Engel and the Company's board of directors shall:

               a. appoint Black to fill the currently vacant position on the Company's board of directors;

               b. nominate the following individuals for election to the Company's board of directors at the next annual meeting of the Company's shareholders to be held in September 1997: (i) the present management directors to serve three (3) year terms; (ii) Black and one (1) non-management director to serve two (2) year terms; and (iii) two (2) other non-management directors to serve one (1) year terms.

               c.  recommend  to  and  obtain  the  approval  of  the  Company's shareholders for removal of the voting restrictions on certain of Quinault's common stock under ORS 60.801 - 60.816 (the "Control Share Restriction") at the next annual meeting of the Company's shareholders in September 1997, or, in the alternative, amend the Company's Bylaws to eliminate the Control Share Restriction on any shares of the Company's stock;

               d. reject any proposal by any party to issue additional shares of the Company's common stock or convert to shares of common stock any of the Company's debt or equity securities (except for Series A Preferred Stock, Series B Preferred Stock and stock options presently outstanding) if such issuance or conversion would have the effect of diluting Quinault's percentage of ownership interest in the Company.

     In the event that Engel, the Company and/or its shareholders, as the case may be, fail to take each of the actions set forth in a. through d. above, then this Agreement shall terminate and no party shall have any further obligation to the others.

     5. Notices. Except as otherwise provided herein, any notice or request hereunder shall be in writing and be given by hand delivery or by facsimile and shall be deemed effective when so delivered or, facsimile transmission confirmed to the parties at the following addresses, or such other addresses as any party may specify to the others by written notice.

           Notice to Engel or the Company:

           WTD Industries, Inc.
           10260 S.W. Greenburg Road, Suite 900
           Portland, OR 97223
           Attention: Bruce L. Engel
           Facsimile: (503) 245-7773

           Notice to Quinault or Black:

           Quinault Corporation
           1606 East Terminal Way
           P.O. Box C
           Aberdeen, WA 98520
           Attention: Larry G. Black
           Facsimile: (503) 533-8834

           With a copy to:

           David R. Koopmans
           Short Cressman & Burgess, P.L.L.C.
           999 Third Avenue, Suite 3000
           Seattle, WA 98104
           (206) 340-8856

     6. Miscellaneous.

               a. Entire Agreement. This Agreement constitutes the entire agreement of the parties and cancels all prior agreements, oral or written, related to the subject matter hereof. This Agreement may not be modified except by an instrument in writing executed by all parties hereto.

               b. Severability. Any provision of this Agreement which is prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction will be ineffective as to such jurisdiction without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding Agreement enforceable in accordance with its terms.

               c. Controlling Law. All questions concerning the validity and operation of this Agreement and the performance of the obligations imposed under the parties under this Agreement will be governed by the laws of the state of Washington and venue for any action or proceeding hereunder shall be in King County, Washington.

               d. Assignment. This Agreement is not assignable without the prior written consent of the parties hereto.

               e. Attorneys' Fees. If any suit, arbitration or other proceeding is instituted by either party pertaining to this Agreement or performance hereunder, the prevailing party, in addition to any other relief as the court might award, shall be entitled to its costs, expenses and reasonable attorneys' fees.

               f. Counterparts and Facsimiles. This Agreement may be executed by facsimile or in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as to the date first set forth above.

ENGEL:                                  BLACK:

/s/ Bruce L. Engel                      /s/Larry G. Black
--------------------------------------  -------------------------------------
Bruce L. Engel                          Larry G. Black


QUINAULT CORPORATION:                   WTD INDUSTRIES, INC.


By:  /s/Larry G. Black                  By:  /s/Bruce L. Engel
   -----------------------------------  -------------------------------------
Larry G. Black, President               Bruce L. Engel, President